Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly EPS
•Second quarter 2021 GAAP EPS from continuing operations was an all-time record $4.83, an increase of 52% compared to second quarter 2020 GAAP EPS from continuing operations of $3.18, and an increase of 243% compared to second quarter 2020 adjusted EPS from continuing operations of $1.41
◦There were no adjustments in the second quarter of 2021
•Second quarter 2021 total revenue was an all-time record $7.0 billion; same-store revenue of $7.0 billion increased 54% compared to the same period a year ago and increased 33% compared to the second quarter of 2019
•Second quarter 2021 same-store gross profit increased 68% compared to the same period a year ago and increased 52% compared to the second quarter of 2019
•Second quarter 2021 SG&A as a percentage of gross profit was 56.5%, an improvement of 1,170 basis points compared to adjusted SG&A as a percentage of gross profit of 68.2% in the prior year
•During the second quarter of 2021, AutoNation repurchased 7.5 million shares of common stock, or 9% of shares outstanding, for an aggregate purchase price of $736 million
◦Year-to-date through July 15, 2021, AutoNation repurchased 12.9 million shares of common stock, or 15% of shares outstanding, for an aggregate purchase price of $1.2 billion
•AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock
FORT LAUDERDALE, Fla., (July 19, 2021) — AutoNation, Inc. (NYSE: AN), America’s largest and most recognized automotive retailer, today reported second quarter 2021 net income from continuing operations of $385 million, or $4.83 per share. Second quarter 2020 net income from continuing operations was $280 million, or $3.18 per share, which included a non-cash unrealized gain related to our investment in Vroom of $161 million after-tax, or $1.82 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Mike Jackson, AutoNation’s Chief Executive Officer, stated, “Demand continues to outpace supply for new vehicles. We expect this to continue into 2022 due to consumers’ preference for personal transportation coupled with lower interest rates.”

Operational Summary
Second quarter 2021 Operational Summary:

•New Vehicle Retail Unit Sales – Same-store new vehicle unit sales increased 42% compared to the prior year and increased 12% compared to the second quarter of 2019.
•Used Vehicle Retail Unit Sales – Same-store used vehicle unit sales increased 37% compared to the prior year and increased 32% compared to the second quarter of 2019.
•Revenue – Same-store revenue was an all-time record $7.0 billion, an increase of 54% compared to the year-ago period and an increase of 33% compared to the second quarter of 2019.
•Gross Profit - Same-store gross profit totaled $1.3 billion, an increase of 68% compared to the year-ago period and an increase of 52% compared to the second quarter of 2019.

•New Vehicle Gross Profit - Same-store new vehicle gross profit per vehicle retailed was $4,157, up $1,959 or 89% compared to the year-ago period and up 130% compared to the second quarter of 2019.
•Used Vehicle Gross Profit - Same-store used vehicle gross profit per vehicle retailed was $2,240, up $439 or 24% compared to the year-ago period and up 53% compared to the second quarter of 2019.
•Customer Financial Services Gross Profit - Same-store Customer Financial Services gross profit per vehicle retailed was a record $2,342, up $167 or 8% compared to the year-ago period and up 21% compared to the second quarter of 2019.
•Customer Care Gross Profit - Same-store Customer Care gross profit was $432 million, an increase of 41% compared to the year-ago period and an increase of 8% compared to the second quarter of 2019.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 56.5%, an improvement of 1,170 basis points compared to adjusted SG&A as a percentage of gross profit of 68.2% in the prior year and a 1,500 basis improvement compared to the second quarter of 2019.

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended June 30,
	2021	2020	2019	YoY	2021 vs. 2019
Revenue	$6,978.4	$4,533.0	$5,343.8	54%	31%
Gross Profit	$1,326.3	$795.0	$890.8	67%	49%
Operating Income	$530.2	$201.4	$203.5	163%	161%
Net Income from Continuing Operations	$384.9	$279.9	$101.0	38%	281%
Diluted EPS from Continuing Operations	$4.83	$3.18	$1.12	52%	331%

Same-store Revenue	$6,967.9	$4,510.7	$5,234.9	54%	33%
Same-store Gross Profit	$1,324.6	$790.5	$873.5	68%	52%

Same-store New Vehicle Retail Unit Sales	77,081	54,359	69,063	42%	12%
Same-store Used Vehicle Retail Unit Sales	80,305	58,749	60,879	37%	32%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended June 30,
	2021	2020	2019	YoY	2021 vs. 2019
Adjusted Operating Income	$530.2	$206.9	$213.1	156%	149%
Adjusted Net Income from Continuing Operations	$384.9	$123.9	$108.3	211%	255%
Adjusted Diluted EPS from Continuing Operations	$4.83	$1.41	$1.20	243%	303%

Capital Allocation
AutoNation USA San Antonio opened as scheduled in the second quarter of 2021. The store has exceeded expectations and was profitable in its first full month of operation. AutoNation remains on track to open four additional AutoNation USA stores in the second half of 2021 and 12 additional new stores in 2022. AutoNation targets to have over 130 AutoNation USA stores in operation from coast-to-coast by the end of 2026. The AutoNation USA stores will continue to leverage the AutoNation brand, scale, and proven Customer-centric processes to capture a larger share of the used vehicle market.

During the second quarter of 2021, AutoNation repurchased 7.5 million shares of common stock, or 9% of shares outstanding, for an aggregate purchase price of $736 million. Year-to-date through July 15, 2021, AutoNation repurchased 12.9 million shares of common stock, or 15% of the shares outstanding at the beginning of the year, for an aggregate purchase price of $1.2 billion. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock. As of July 15, 2021, AutoNation had approximately 71.6 million shares outstanding.

Liquidity and Leverage
As of June 30, 2021, AutoNation had $1.6 billion of liquidity, including $60 million in cash and approximately $1.6 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.2x at quarter-end, or 1.1x net of cash and used floorplan availability. AutoNation had approximately $2.0 billion of non-vehicle debt outstanding as of June 30, 2021.

Segment Results
Segment results(1) for the second quarter 2021 were as follows:
Second Quarter 2021 Segment Results
•Domestic – Domestic segment income(2) was $169 million compared to year-ago segment income of $82 million, an increase of 106%.
•Import – Import segment income(2) was $204 million compared to year-ago segment income of $88 million, an increase of 131%.
•Premium Luxury – Premium Luxury segment income(2) was $226 million compared to year-ago segment income of $89 million, an increase of 153%.
For the six-month period ended June 30, 2021, AutoNation reported net income from continuing operations of $624 million, or $7.63 per share, compared to $48 million, or $0.54 per share, in the prior year. Adjusted net income from continuing operations was $619 million, or $7.56 per share, compared to $206 million, or $2.32 per share, in the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Selected GAAP Financial Data
($ in millions, except per share data)
	Six Months Ended June 30,
	2021	2020	2019	YoY	2021 vs. 2019
Revenue	$12,882.2	$9,200.0	$10,325.6	40%	25%
Gross Profit	$2,359.1	$1,608.2	$1,740.0	47%	36%
Operating Income (Loss)	$867.1	$(17.9)	$394.3	NM	120%
Net Income from Continuing Operations	$624.4	$47.7	$193.1	NM	223%
Diluted EPS from Continuing Operations	$7.63	$0.54	$2.14	NM	257%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Six Months Ended June 30,
	2021	2020	2019	YoY	2021 vs. 2019
Adjusted Operating Income	$867.1	$371.8	$395.6	133%	119%
Adjusted Net Income from Continuing Operations	$618.7	$206.3	$194.1	200%	219%
Adjusted Diluted EPS from Continuing Operations	$7.56	$2.32	$2.15	226%	252%
NM = Not Meaningful

The second quarter conference call may be accessed by telephone 833-979-2844 (Conference ID: 2999886) at 10:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 19, 2021, through August 9, 2021, by calling 800-585-8367 (Conference ID: 2999886). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis (formerly FCA US); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Jaguar Land Rover, and Audi.

(2)Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest and most admired automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of June 30, 2021, AutoNation owned and operated over 300 locations from coast to coast. AutoNation has sold over 13 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Since 2013, AutoNation has raised over $27 million to drive out cancer, create awareness, and support critical research through its DRIVE PINK initiative, which was officially branded in 2015.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOMikeJackson, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “targets,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments (including the planned expansion of our AutoNation USA pre-owned vehicle stores); pending acquisitions; and our investments in digital and online capabilities and other brand extension strategies; as well as statements regarding our expectations for the future performance of our business (including with respect to new and pre-owned vehicle sales targets), and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: economic conditions, including changes in consumer demand, unemployment rates, interest rates, fuel prices, and tariffs; our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; our ability to develop successfully our digital and online capabilities and other brand extension strategies; supply chain disruptions and inventory availability; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to attain planned sales volumes within our expected time frames; new and used vehicle margins; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the response by federal, state, and local governments and other third parties to, and the economic impacts of, the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
New vehicle	$3,428.3	$2,261.3	$6,410.6	$4,543.2
Used vehicle	2,222.9	1,324.5	3,972.0	2,573.2
Parts and service	950.8	689.9	1,801.8	1,566.2
Finance and insurance, net	369.0	246.4	682.0	482.2
Other	7.4	10.9	15.8	35.2
Total revenue	6,978.4	4,533.0	12,882.2	9,200.0
Cost of sales:
New vehicle	3,107.8	2,141.7	5,900.1	4,327.2
Used vehicle	2,020.2	1,207.5	3,629.1	2,365.2
Parts and service	518.3	378.5	980.3	866.0
Other	5.8	10.3	13.6	33.4
Total cost of sales	5,652.1	3,738.0	10,523.1	7,591.8
Gross profit	1,326.3	795.0	2,359.1	1,608.2
Selling, general, and administrative expenses	748.9	547.9	1,396.8	1,148.6
Depreciation and amortization	47.9	49.1	95.8	97.2
Goodwill impairment	—	—	—	318.3
Franchise rights impairment	—	—	—	57.5
Other (income) expense, net	(0.7)	(3.4)	(0.6)	4.5
Operating income (loss)	530.2	201.4	867.1	(17.9)
Non-operating income (expense) items:
Floorplan interest expense	(6.6)	(16.3)	(16.0)	(41.8)
Other interest expense	(20.9)	(23.2)	(42.1)	(46.7)
Other income, net(1)	8.9	214.6	19.9	211.7
Income from continuing operations before income taxes	511.6	376.5	828.9	105.3
Income tax provision	126.7	96.6	204.5	57.6
Net income from continuing operations	384.9	279.9	624.4	47.7
Loss from discontinued operations, net of income taxes	(0.1)	(0.1)	(0.2)	(0.2)
Net income	$384.8	$279.8	$624.2	$47.5
Diluted earnings (loss) per share(2):
Continuing operations	$4.83	$3.18	$7.63	$0.54
Discontinued operations	$—	$—	$—	$—
Net income	$4.83	$3.18	$7.63	$0.53
Weighted average common shares outstanding	79.7	88.1	81.8	89.0
Common shares outstanding, net of treasury stock, at period end	73.1	87.2	73.1	87.2

(1)Current and prior periods include gains on minority equity investments.
(2)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
New vehicle	$3,428.3	$2,261.3	$1,167.0	51.6	$6,410.6	$4,543.2	$1,867.4	41.1
Retail used vehicle	2,085.8	1,262.5	823.3	65.2	3,729.9	2,424.5	1,305.4	53.8
Wholesale	137.1	62.0	75.1	121.1	242.1	148.7	93.4	62.8
Used vehicle	2,222.9	1,324.5	898.4	67.8	3,972.0	2,573.2	1,398.8	54.4
Finance and insurance, net	369.0	246.4	122.6	49.8	682.0	482.2	199.8	41.4
Total variable operations	6,020.2	3,832.2	2,188.0	57.1	11,064.6	7,598.6	3,466.0	45.6
Parts and service	950.8	689.9	260.9	37.8	1,801.8	1,566.2	235.6	15.0
Other	7.4	10.9	(3.5)		15.8	35.2	(19.4)
Total revenue	$6,978.4	$4,533.0	$2,445.4	53.9	$12,882.2	$9,200.0	$3,682.2	40.0
Gross profit:
New vehicle	$320.5	$119.6	$200.9	168.0	$510.5	$216.0	$294.5	136.3
Retail used vehicle	180.4	105.8	74.6	70.5	305.6	189.3	116.3	61.4
Wholesale	22.3	11.2	11.1		37.3	18.7	18.6
Used vehicle	202.7	117.0	85.7	73.2	342.9	208.0	134.9	64.9
Finance and insurance	369.0	246.4	122.6	49.8	682.0	482.2	199.8	41.4
Total variable operations	892.2	483.0	409.2	84.7	1,535.4	906.2	629.2	69.4
Parts and service	432.5	311.4	121.1	38.9	821.5	700.2	121.3	17.3
Other	1.6	0.6	1.0		2.2	1.8	0.4
Total gross profit	1,326.3	795.0	531.3	66.8	2,359.1	1,608.2	750.9	46.7
Selling, general, and administrative expenses	748.9	547.9	(201.0)	(36.7)	1,396.8	1,148.6	(248.2)	(21.6)
Depreciation and amortization	47.9	49.1	1.2		95.8	97.2	1.4
Goodwill impairment	—	—	—		—	318.3	318.3
Franchise rights impairment	—	—	—		—	57.5	57.5
Other (income) expense, net	(0.7)	(3.4)	(2.7)		(0.6)	4.5	5.1
Operating income (loss)	530.2	201.4	328.8	163.3	867.1	(17.9)	885.0	NM
Non-operating income (expense) items:
Floorplan interest expense	(6.6)	(16.3)	9.7		(16.0)	(41.8)	25.8
Other interest expense	(20.9)	(23.2)	2.3		(42.1)	(46.7)	4.6
Other income, net	8.9	214.6	(205.7)		19.9	211.7	(191.8)
Income from continuing operations before income taxes	$511.6	$376.5	$135.1	35.9	$828.9	$105.3	$723.6	NM
Retail vehicle unit sales:
New	77,164	54,513	22,651	41.6	146,525	111,252	35,273	31.7
Used	80,589	58,920	21,669	36.8	152,369	115,069	37,300	32.4
	157,753	113,433	44,320	39.1	298,894	226,321	72,573	32.1
Revenue per vehicle retailed:
New	$44,429	$41,482	$2,947	7.1	$43,751	$40,837	$2,914	7.1
Used	$25,882	$21,427	$4,455	20.8	$24,479	$21,070	$3,409	16.2
Gross profit per vehicle retailed:
New	$4,153	$2,194	$1,959	89.3	$3,484	$1,942	$1,542	79.4
Used	$2,239	$1,796	$443	24.7	$2,006	$1,645	$361	21.9
Finance and insurance	$2,339	$2,172	$167	7.7	$2,282	$2,131	$151	7.1
Total variable operations(1)	$5,514	$4,159	$1,355	32.6	$5,012	$3,921	$1,091	27.8

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

NM - Not Meaningful

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Revenue mix percentages:
New vehicle	49.1	49.9	49.8	49.4
Used vehicle	31.9	29.2	30.8	28.0
Parts and service	13.6	15.2	14.0	17.0
Finance and insurance, net	5.3	5.4	5.3	5.2
Other	0.1	0.3	0.1	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	24.2	15.0	21.6	13.4
Used vehicle	15.3	14.7	14.5	12.9
Parts and service	32.6	39.2	34.8	43.5
Finance and insurance	27.8	31.0	28.9	30.0
Other	0.1	0.1	0.2	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	9.3	5.3	8.0	4.8
Used vehicle - retail	8.6	8.4	8.2	7.8
Parts and service	45.5	45.1	45.6	44.7
Total	19.0	17.5	18.3	17.5
Selling, general, and administrative expenses	10.7	12.1	10.8	12.5
Operating income (loss)	7.6	4.4	6.7	NM
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	56.5	68.9	59.2	71.4
Operating income (loss)	40.0	25.3	36.8	NM

NM - Not Meaningful

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
Domestic	$2,124.8	$1,486.0	$638.8	43.0	$3,971.5	$2,969.5	$1,002.0	33.7
Import	2,175.0	1,325.3	849.7	64.1	3,944.6	2,687.4	1,257.2	46.8
Premium luxury	2,468.5	1,564.8	903.7	57.8	4,572.0	3,181.6	1,390.4	43.7
Total	6,768.3	4,376.1	2,392.2	54.7	12,488.1	8,838.5	3,649.6	41.3
Corporate and other	210.1	156.9	53.2	33.9	394.1	361.5	32.6	9.0
Total consolidated revenue	$6,978.4	$4,533.0	$2,445.4	53.9	$12,882.2	$9,200.0	$3,682.2	40.0

Segment income*:
Domestic	$169.0	$82.1	$86.9	105.8	$287.5	$136.2	$151.3	111.1
Import	203.7	88.3	115.4	130.7	329.6	154.2	175.4	113.7
Premium luxury	225.7	89.2	136.5	153.0	384.2	169.4	214.8	126.8
Total	598.4	259.6	338.8	130.5	1,001.3	459.8	541.5	117.8
Corporate and other	(74.8)	(74.5)	(0.3)		(150.2)	(519.5)	369.3
Add: Floorplan interest expense	6.6	16.3	(9.7)		16.0	41.8	(25.8)
Operating income (loss)	$530.2	$201.4	$328.8	163.3	$867.1	$(17.9)	$885.0	NM
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	21,459	18,048	3,411	18.9	43,128	36,375	6,753	18.6
Import	36,136	23,605	12,531	53.1	66,979	48,892	18,087	37.0
Premium luxury	19,569	12,860	6,709	52.2	36,418	25,985	10,433	40.2
	77,164	54,513	22,651	41.6	146,525	111,252	35,273	31.7

Retail used vehicle unit sales:
Domestic	28,056	21,043	7,013	33.3	52,535	40,930	11,605	28.4
Import	27,128	20,064	7,064	35.2	52,229	39,133	13,096	33.5
Premium luxury	22,370	15,795	6,575	41.6	41,904	30,938	10,966	35.4
	77,554	56,902	20,652	36.3	146,668	111,001	35,667	32.1

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Domestic:
Ford, Lincoln	9.4	12.5	10.3	11.9
Chevrolet, Buick, Cadillac, GMC	9.8	10.5	10.3	11.2
Chrysler, Dodge, Jeep, Ram	8.6	10.1	8.8	9.6
Domestic total	27.8	33.1	29.4	32.7
Import:
Toyota	20.9	19.2	21.6	20.2
Honda	15.5	13.6	14.0	13.6
Nissan	2.7	2.4	2.6	2.6
Other Import	7.7	8.1	7.5	7.5
Import total	46.8	43.3	45.7	43.9
Premium Luxury:
Mercedes-Benz	8.6	9.7	8.8	9.4
BMW	7.9	5.7	7.1	5.7
Lexus	2.7	2.3	2.8	2.4
Audi	2.6	2.1	2.5	2.1
Jaguar Land Rover	2.0	2.3	2.1	2.4
Other Premium Luxury	1.6	1.5	1.6	1.4
Premium Luxury total	25.4	23.6	24.9	23.4
	100.0	100.0	100.0	100.0
NM - Not Meaningful

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Capital expenditures (1)	$74.3	$24.6	$118.7	$54.6
Cash paid for acquisitions, net of cash acquired	$—	$—	$—	$0.4
Proceeds from exercises of stock options	$7.7	$—	$28.9	$1.0
Stock repurchases:
Aggregate purchase price	$736.1	$—	$1,042.2	$80.0
Shares repurchased (in millions)	7.5	—	11.3	2.5

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Variance	2021	2020	Variance
Floorplan assistance earned (included in cost of sales)	$34.7	$23.7	$11.0	$66.7	$48.3	$18.4
New vehicle floorplan interest expense	(6.0)	(14.1)	8.1	(14.9)	(37.2)	22.3
Net new vehicle inventory carrying benefit	$28.7	$9.6	$19.1	$51.8	$11.1	$40.7

Balance Sheet and Other Highlights	June 30, 2021	December 31, 2020	June 30, 2020
Cash and cash equivalents	$59.5	$569.6	$257.3
Inventory	$1,756.2	$2,598.5	$2,432.3
Total floorplan notes payable	$1,571.3	$2,759.9	$2,522.9
Non-vehicle debt	$1,997.3	$2,101.8	$2,090.4
Equity	$2,856.8	$3,235.7	$3,137.7

New days supply (industry standard of selling days)	14 days	42 days	49 days
Used days supply (trailing calendar month days)	34 days	39 days	31 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		1.17x
Covenant	less than or equal to	3.75x

Capitalization ratio		43.3%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended June 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
As reported									$384.8	$279.8	$4.83	$3.18
Discontinued operations, net of income taxes									0.1	0.1	$—	$—
From continuing operations, as reported	$530.2	$201.4	$511.6	$376.5	$126.7	$96.6	24.8%	25.7%	384.9	279.9	$4.83	$3.18
Gain on equity investment	—	—	—	(214.7)	—	(54.2)			—	(160.5)	$—	$(1.82)
Executive separation costs	—	5.5	—	5.5	—	1.0			—	4.5	$—	$0.05
Adjusted	$530.2	$206.9	$511.6	$167.3	$126.7	$43.4	24.8%	25.9%	$384.9	$123.9	$4.83	$1.41

	Three Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2021	2020	2021	2020
As reported	$748.9	$547.9	56.5	68.9
Excluding executive separation costs	—	5.5
Adjusted	$748.9	$542.4	56.5	68.2

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

Comparable Basis Reconciliations(1)	Six Months Ended June 30,
	Operating Income (Loss)		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
As reported									$624.2	$47.5	$7.63	$0.53
Discontinued operations, net of income taxes									0.2	0.2	$—	$—
From continuing operations, as reported	$867.1	$(17.9)	$828.9	$105.3	$204.5	$57.6	24.7%	54.7%	624.4	47.7	$7.63	$0.54
Gain on equity investment	—	—	(7.5)	(214.7)	(1.8)	(54.2)			(5.7)	(160.5)	$(0.07)	$(1.80)
Executive separation costs	—	5.5	—	5.5	—	1.0			—	4.5	$—	$0.05
Goodwill and franchise rights impairment	—	375.8	—	375.8	—	67.4			—	308.4	$—	$3.47
Asset impairments and net gains on store dispositions	—	8.4	—	8.4	—	2.2			—	6.2	$—	$0.07
Adjusted	$867.1	$371.8	$821.4	$280.3	$202.7	$74.0	24.7%	26.4%	$618.7	$206.3	$7.56	$2.32

	Six Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2021	2020	2021	2020
As reported	$1,396.8	$1,148.6	59.2	71.4
Excluding executive separation costs	—	5.5
Adjusted	$1,396.8	$1,143.1	59.2	71.1

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Variance	% Variance	2021	2020	$ Variance	% Variance
Revenue:
New vehicle	$3,425.7	$2,256.8	$1,168.9	51.8	$6,403.0	$4,534.7	$1,868.3	41.2
Retail used vehicle	2,079.8	1,260.1	819.7	65.1	3,720.6	2,418.9	1,301.7	53.8
Wholesale	136.8	61.9	74.9	121.0	241.7	148.4	93.3	62.9
Used vehicle	2,216.6	1,322.0	894.6	67.7	3,962.3	2,567.3	1,395.0	54.3
Finance and insurance, net	368.6	246.0	122.6	49.8	681.2	481.4	199.8	41.5
Total variable operations	6,010.9	3,824.8	2,186.1	57.2	11,046.5	7,583.4	3,463.1	45.7
Parts and service	949.9	674.8	275.1	40.8	1,799.0	1,528.4	270.6	17.7
Other	7.1	11.1	(4.0)		15.7	35.0	(19.3)
Total revenue	$6,967.9	$4,510.7	$2,457.2	54.5	$12,861.2	$9,146.8	$3,714.4	40.6

Gross profit:
New vehicle	$320.4	$119.5	$200.9	168.1	$510.0	$215.8	$294.2	136.3
Retail used vehicle	179.9	105.8	74.1	70.0	304.8	189.2	115.6	61.1
Wholesale	22.3	11.1	11.2		37.3	18.7	18.6
Used vehicle	202.2	116.9	85.3	73.0	342.1	207.9	134.2	64.6
Finance and insurance	368.6	246.0	122.6	49.8	681.2	481.4	199.8	41.5
Total variable operations	891.2	482.4	408.8	84.7	1,533.3	905.1	628.2	69.4
Parts and service	432.0	307.4	124.6	40.5	820.4	693.0	127.4	18.4
Other	1.4	0.7	0.7		2.1	1.5	0.6
Total gross profit	$1,324.6	$790.5	$534.1	67.6	$2,355.8	$1,599.6	$756.2	47.3

Retail vehicle unit sales:
New	77,081	54,359	22,722	41.8	146,293	110,958	35,335	31.8
Used	80,305	58,749	21,556	36.7	151,871	114,658	37,213	32.5
	157,386	113,108	44,278	39.1	298,164	225,616	72,548	32.2

Revenue per vehicle retailed:
New	$44,443	$41,517	$2,926	7.0	$43,768	$40,869	$2,899	7.1
Used	$25,899	$21,449	$4,450	20.7	$24,498	$21,097	$3,401	16.1

Gross profit per vehicle retailed:
New	$4,157	$2,198	$1,959	89.1	$3,486	$1,945	$1,541	79.2
Used	$2,240	$1,801	$439	24.4	$2,007	$1,650	$357	21.6
Finance and insurance	$2,342	$2,175	$167	7.7	$2,285	$2,134	$151	7.1
Total variable operations(1)	$5,521	$4,167	$1,354	32.5	$5,017	$3,929	$1,088	27.7

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2021 (%)	2020 (%)	2021 (%)	2020 (%)
Revenue mix percentages:
New vehicle	49.2	50.0	49.8	49.6
Used vehicle	31.8	29.3	30.8	28.1
Parts and service	13.6	15.0	14.0	16.7
Finance and insurance, net	5.3	5.5	5.3	5.3
Other	0.1	0.2	0.1	0.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	24.2	15.1	21.6	13.5
Used vehicle	15.3	14.8	14.5	13.0
Parts and service	32.6	38.9	34.8	43.3
Finance and insurance	27.8	31.1	28.9	30.1
Other	0.1	0.1	0.2	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	9.4	5.3	8.0	4.8
Used vehicle - retail	8.6	8.4	8.2	7.8
Parts and service	45.5	45.6	45.6	45.3
Total	19.0	17.5	18.3	17.5